UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2020

CODA OCTOPUS GROUP, INC.

(Name of Small Business Issuer in its Charter)

Delaware	001-38154	34-200-8348
(State or other jurisdiction of incorporation or organization	(Commission File Number)	(I.R.S. Employer Identification Number)

3300 S Hiawassee Rd., Suite 104-105

Orlando, Florida 32835

(Address, Including Zip Code of Principal Executive Offices)

863-937-8985

(Issuer’s telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CODA	Nasdaq

Item 8.01 Other Events.

On April 6, 2020, the Chief Executive Officer of Coda Octopus Group, Inc. (the “Company”) voluntarily decided to waive payment of more than one third of her compensation for the next three months. In addition, all members of the Company’s Board of Director resolved to waive all board fees for the same period.

These actions were taken in anticipation of expected reductions in personnel salaries that the Company’s management will seek to cut costs in order to mitigate the impact of COVID-19 and the current economic climate on its business.

The information in this Current Report on Form 8-K is being furnished under Item 8.01 and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 7, 2020

Coda Octopus Group, Inc.

By:	/s/ Annmarie Gayle
Chief Executive Officer